Exhibit 1.01

Conflict Minerals Report of The Home Depot, Inc.
for the Calendar Year Ended December 31, 2016

This is the Conflict Minerals Report (“CMR”) of The Home Depot, Inc. for the reporting period from January 1 to December 31, 2016, in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). When we refer to “The Home Depot,” the “Company,” “we,” “us” or “our” in this report, we are referring to The Home Depot, Inc. and its consolidated subsidiaries.

Overview

This CMR provides a description of the measures that The Home Depot has taken to determine the origin of the gold, tantalum, tin and tungsten (“conflict minerals” or “3TG”) that were necessary to the functionality or production of products that the Company contracted to manufacture in 2016. The products that we contracted to manufacture (the “Covered Products”) during the reporting period are: Kitchen, Indoor Garden, Paint, Outdoor Garden, Lumber, Flooring, Building Materials, Plumbing, Electrical, Tools, Hardware, Millwork, Bath, Lighting, and Décor.

Notwithstanding our due diligence process described herein, we are unable to determine the source of all conflict minerals that are necessary to the functionality or production of the Covered Products or whether these conflict minerals directly or indirectly financed or benefited armed groups in the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”).

Reasonable Country of Origin Inquiry

Introduction
We engaged a third-party service provider, Source Intelligence, to assist us with data collection and aggregation. Together, we worked with our suppliers to collect information about the presence and sourcing of 3TG used in the Covered Products. Information regarding the presence of 3TG in a supplier’s products and the source of such 3TG, if present, was collected and stored using an online platform that utilized the Conflict Minerals Reporting Template (the “Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”), which was founded by the Electronics Industry Citizenship Coalition and Global e-Sustainability Initiative.

Products in Scope
We compiled a list of all Covered Products and worked with our third-party service provider to determine which Covered Products were in scope for potential use of 3TG and therefore required a Reasonable Country of Origin Inquiry (“RCOI”). If there was any doubt regarding the material content or the possible use of 3TG, the Covered Products were included in the RCOI process.

Supplier Engagement
We identified the suppliers with whom we contract directly (“Tier 1 Suppliers”) for the in-scope Covered Products and contacted them as a part of the RCOI process.

The RCOI began with an introduction email on October 31, 2016, from us to the Tier 1 Suppliers describing our Conflict Minerals Compliance Program (the “CMCP”) requirements. The Tier 1 Suppliers then were sent a follow-up email containing registration information and a request to complete the Template and were directed to a Conflict Minerals Supplier Resource Center. The Conflict Minerals Supplier Resource Center provides an educational primer on the CMCP and includes frequently asked questions concerning 3TG mineral tracing.

Non-responsive Tier 1 Suppliers received several follow-up contacts to encourage completion of the Template. The Tier 1 Suppliers that remained non-responsive were contacted and offered assistance. This assistance included, but was not limited to, further information about the CMCP, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the required information could be provided. Tier 1 Suppliers who failed to respond to our earlier contacts received a re-invitation to the platform. They were also contacted by our managers who maintain direct relationships with these suppliers and were further urged to respond in a timely manner.

Due Diligence Program Design
Following completion of the RCOI, we proceeded to the due diligence process to determine the source of any 3TG in the Covered Products. We conducted a due diligence process based on the Organization for Economic Cooperation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1 (the “OECD Guidance”).
_____________________________
1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2016; http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. This framework consists of the following elements:

1.	Establish strong company management systems (“Step One”);

2.	Identify and assess risk in the supply chain (“Step Two”);

3.	Design and implement a strategy to respond to identified risks (“Step Three”);

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain (“Step Four”); and

5.	Report on supply chain due diligence (“Step Five”).

Due Diligence Program Execution

Consistent with the framework above and in furtherance of our Conflict Minerals due diligence for 2016, we performed the following measures:

OECD Guidance Step One: Establish strong company management systems

(a)
We maintained a policy relating to conflict minerals in our supply chain (“Conflict Minerals Policy”). Our Conflict Minerals Policy is publicly available at https://corporate.homedepot.com/conflictminerals. It states:

The Home Depot Conflict Minerals Policy

The Home Depot is committed to ensuring compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to trade in conflict minerals.

The conflict minerals law was enacted to address the exploitation and trade of certain minerals that contribute to violence and human rights abuses in the Democratic Republic of the Congo and its neighboring countries in Africa (“Covered Countries”). The law requires public companies to report to the U.S. Securities and Exchange Commission and disclose information annually about whether the defined conflict minerals – gold, columbite-tantalite (tantalum), cassiterite (tin), and wolframite (tungsten) – are necessary to the functionality or production of products they manufacture or contract to manufacture, and, if so, whether those conflict minerals are sourced from smelters or refiners that have been certified as “DRC conflict free”.

The Home Depot is committed to the responsible sourcing of materials for our products, and we expect that our suppliers are likewise committed to responsible sourcing. We expect all suppliers manufacturing our products to partner with us to provide appropriate information and conduct necessary due diligence in order to facilitate our compliance with the conflict minerals law. We further expect all suppliers manufacturing our products to adopt sourcing practices to obtain products and materials from suppliers not involved in funding conflict in the Covered Countries.

The Home Depot provides a Supplier AlertLine for the exclusive use of suppliers to report violations of company policies, including the Conflict Minerals Policy. Suppliers may contact the Supplier AlertLine at https://tnw.reportlineweb.com/custom/HDVendorRelations or by using the following toll-free numbers:

•	United States and Canada: 1-800-435-3152

•	Mexico: 001-888-765-8153

•	China: 10-800-711-0714 or 10-800-110-0654

(b)	We continued to include the Conflict Minerals Policy in our current Supplier Buying Agreement.

OECD Guidance Step Two: Identify and assess risk in the supply chain

(a)
After completion of the RCOI, as described above, Tier 1 Suppliers who indicated that 3TG was necessary to the functionality or production of Covered Products supplied to us were asked to provide information through the Template regarding the sourcing and origin of the 3TG (i.e., the 3TG smelters or refiners, or “SORs”). Where a Tier 1 Supplier did not provide detailed information about the SORs in its supply chain, we contacted the applicable suppliers of the Tier 1 Suppliers (“Tier 2 Suppliers”), and subsequent tiers of suppliers as needed to obtain the necessary information, using the contact procedures explained above. Collectively, the Tier 1 Suppliers, Tier 2 Suppliers and any suppliers working backward from the Tier 2 Suppliers are referred to in this report as “Suppliers”.

(b)
Based on information provided by the Suppliers, we used the following criteria to determine which Covered Products that contained 3TG necessary to the functionality or production of such product to include in the due diligence process:

a.	The Suppliers reported sourcing from the Covered Countries (“yes” response to Question 2 of the Template);

b.	The SOR data indicated sourcing from a mine located in the Covered Countries;

c.
The SOR reportedly sourced from a mine located in the Covered Countries (based on information contained within the third-party service provider’s system, from independent certification programs, or from internet research/available public reports);

d.	There was an indication that the SOR sourced from a Covered Country or a country that is known for smuggling or exporting 3TG out of a Covered Country; or

e.	Information provided about a SOR indicated the origin of the materials was not from a known reserve for the given metal.

(c)
We evaluated the responses we received from Suppliers. Suppliers were contacted to address issues including implausible statements regarding no presence of 3TG; incomplete data on their Templates; responses that did not identify SORs; responses that indicated sourcing location without complete supporting information from the supply chain; and organizations that were identified as SORs, but not verified as such through further analysis and research.

(d)
When SOR data was obtained, we used the existing SOR database of Source Intelligence, the CFSI’s list of SORs, internet research, and other resources (e.g., government databases and industry and trade organization lists) to verify whether entities identified as SORs are actually 3TG SORs. Where we found that an entity named as a SOR was not directly involved in the smelting or recycling of the relevant metal, the Supplier that provided this information was contacted to attempt to obtain additional information about the origin of the materials or information about its direct suppliers. If contact information was provided, or could be obtained, for the entity listed as a SOR, the listed entity was also contacted to obtain additional information about the origin of materials used. We also investigated Supplier statements that a SOR did not source from the Covered Countries when the stated sourcing location (country of mine origin) was not a known reserve for the given metal.

OECD Guidance Step Three: Design and implement a strategy to respond to identified risks

(a)	We reported the findings of our supply chain risk assessment as outlined in this CMR to our General Counsel and supply chain senior leadership.

(b)
We took such risk mitigation efforts as we deemed to be appropriate based on the findings of our supply chain risk assessment. These risk mitigation efforts were determined by taking into account the particular facts, circumstances and risks identified with respect to our supply chain over the course of 2016.

(c)	To mitigate the risk that our necessary 3TG benefit armed groups, we intend to engage in the additional measures discussed under “Addressing Identified Risks” below.

OECD Guidance Step Four: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

In connection with our due diligence, we utilized information made available by the CFSI, London Bullion Market Association (“LBMA”), and Responsible Jewellery Council (“RJC”) concerning independent third-party audits of smelters and refiners.

OECD Guidance Step 5: Report on supply chain due diligence

We filed a Form SD and this Conflict Minerals Report with the Securities and Exchange Commission and made available on our website this Conflict Minerals Report and the Form SD.

Summary of Findings

A total of 321 Tier 1 Suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process. The response rate among these Suppliers was one hundred percent (100%). Twenty One percent (21%) of the Suppliers indicated one or more of the conflict minerals as necessary to the functionality or production of the Covered Products.

Based on the information provided by our Tier 1 Suppliers and our own due diligence efforts with known smelters and refiners through December 31, 2016, we believe that the facilities that may have been used to process the conflict minerals in the Covered Products include the 325 verified SORs listed in Annex I. Of the 325 verified SORs, 9 are listed multiple times in Annex I for processing multiple different metals; only 316 were uniquely identified. Based on review of certain SOR databases, there was an indication of sourcing from the Covered Countries for 64 out of the 325 verified SORs. Of the 64 SORs with an indication of sourcing in the Covered Countries, 63 were certified as DRC Conflict Free by either CFSI, LBMA or RJC.

Notwithstanding the due diligence process described above, we do not have sufficient information from Tier 1 Suppliers or other sources to conclusively determine whether any 3TG originating in the Covered Countries was included in our Covered Products and, if so, whether the 3TG was from recycled or scrap sources, and whether or not these conflict minerals directly or indirectly financed or benefited armed groups in the Covered Countries. However, based on the information provided by our Tier 1 Suppliers and SORs, as well as from the CFSI and other sources, we believe that the countries of origin of the conflict minerals contained in our Covered Products include the countries listed in Annex II below, as well as recycled and scrap sources.

Addressing Identified Risks

In 2016, our efforts continued to be focused on collecting and disseminating information from our Tier 1 Suppliers on their sourcing practices using the Template and creating a database for that information. Each year since the Company began the process of assessing the origin of conflict minerals necessary for the functionality or production of products that the Company has contracted to manufacture, the Company has continually made enhancements to its Supplier review processes. In 2016, the Company reduced the number of in-scope Tier 1 Suppliers by excluding any supplier of products where the supplier merely affixed Company brands, trademarks, logos, or labels to generic products manufactured by a third party, as permitted by Securities and Exchange Commission guidance. As a result, the total number of Tier 1 Suppliers decreased to 321 in 2016, from 831 in 2015, and from those suppliers, the Company identified one SOR with an indication of sourcing in the Covered Countries that was not certified as DRC conflict free.

In the 2017 reporting year, we will continue our Supplier engagement process with an aim to decrease the number of Covered Products with 3TG of indeterminate origin. We expect that our 2017 efforts will include:

•	Reviewing and updating the list of Covered Products and associated Tier 1 Suppliers designated as in-scope as needed;

•	Re-engaging each in-scope Tier 1 Supplier to verify and update sourcing information as needed; and

•	Continuing to work with Suppliers to gain information about supply chain actors closer upstream to the smelter or refiner to facilitate the exchange of information on the origin of 3TG.

We intend to undertake the following steps during the 2017 reporting year to further mitigate the risk that our Covered Products contain conflict minerals that benefit armed groups in the Covered Countries:

•	Continuing to engage with Tier 1 Suppliers to obtain current, accurate and complete information about the supply chain;

•	Encouraging Tier 1 Suppliers to implement responsible sourcing and to encourage their smelters and refiners to obtain a “conflict-free” certification from an independent, third-party auditor; and

•	Engaging in industry initiatives encouraging “conflict-free” supply chains.

ANNEX I

Metal	Smelter or Refiner Name
Gold	Abington Reldan Metals, LLC*
Gold	Advanced Chemical Company*
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Al Etihad Gold*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*
Gold	AngloGold Ashanti*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Asahi Refining Canada Limited*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners*
Gold	Aurubis AG*
Gold	Bangalore Refinery*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Métaux SA*
Gold	Changcheng Gold & Silver Refining Factory
Gold	Chimet S.p.A.*
Gold	China Gold International Resources Corp. Ltd
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.*
Gold	Daye Non-Ferrous Metals Mining Ltd.*
Gold	DODUCO GmbH*
Gold/Tin	Dowa*
Gold	DSC (Do Sung Corporation)*
Gold	Eco-System Recycling Co., Ltd.*
Gold	Elemetal Refining, LLC*
Gold	Emirates Gold DMCC*
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co Ltd

Metal	Smelter or Refiner Name
Gold	Geib Refining Corporation*
Gold	Gold Refinery of Zijin Mining Group Co., Ltd*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Harmony Gold Mining Company Limited
Gold	Heimerle + Meule GmbH*
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	HwaSeong CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co.,* Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Italpreziosi S.p.A.*
Gold	Japan Mint*
Gold	Jiangxi Copper Company Limited*
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Chemicals Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazzinc*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska Miedz Spółka Akcyjna*
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Zinc Co., Ltd.*
Gold	Kyrgyzaltyn JSC*
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Linglong Gold mine
Gold	LS-NIKKO Copper Inc.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.

Metal	Smelter or Refiner Name
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Co Ltd*
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Gold/Tin	Mitsubishi Materials Corporation*
Gold/Tantalum	Mitsui Mining and Smelting Co., Ltd.*
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold	Modeltech Sdn Bhd*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*
Gold	Navoi Mining and Metallurgical Combinat*
Gold	Nihon Material Co., Ltd.*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt* GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"* (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery*
Gold	PAMP S.A.*
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX Precinox SA*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation*
Gold	Royal Canadian Mint*
Gold	SAAMP*
Gold	Sabin Metal Corp.
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals*
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH*
Gold	Schone Edelmetaal B.V.*

Metal	Smelter or Refiner Name
Gold	SEMPSA Joyería Platería SA*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Gold	Solar Applied Materials Technology Corp.*
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.*
Gold	T.C.A S.p.A*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom*
Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA Business Unit Precious Metals Refining*
Gold	United Precious Metal Refining, Inc.*
Gold	Universal Precious Metals Refining Zambia
Gold	Valcambi SA*
Gold	Western Australian Mint trading as The Perth Mint*
Gold	WIELAND Edelmetalle GmbH*
Gold	Yamamoto Precious Metal Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	FIR Metals & Resource Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*

Metal	Smelter or Refiner Name
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	H.C. Starck Co., Ltd.*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc.*
Tantalum	H.C. Starck Ltd.*
Tantalum/Tungsten	H.C. Starck Smelting GmbH & Co. KG*
Tantalum	H.C. Starck Tantalum and Niobium GmbH*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tantalum	Jiangxi Tuohong New Raw Material*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	Kemet Blue Powder*
Tantalum	King-Tan Tantalum Industry Ltd.*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Tantalum/Tin	Mineração Taboca S.A.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	NPM Silmet AS*
Tantalum	Power Resources Ltd.*
Tantalum	QuantumClean*
Tantalum/Tin	Resind Indústria e Comércio Ltda.*
Tantalum	RFH Tantalum Smeltry Co., Ltd.*
Tantalum	Solikamsk Magnesium Works OAO*
Tantalum	Taki Chemical Co., Ltd.*
Tantalum	Telex Metals*
Tantalum	Tranzact, Inc.*
Tantalum	Ulba Metallurgical Plant JSC*
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*
Tin	5NPLUS
Tin	Alpha*
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company

Metal	Smelter or Refiner Name
Tin	Aoki Laboratories Ltd.
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited*
Tin	China Tin Group Co., Ltd.*
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.*
Tin	CV Ayi Jaya*
Tin	CV Dua Sekawan*
Tin	CV Gita Pesona*
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai*
Tin	CV Tiga Sekawan*
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.A. de C.V.*
Tin	Elmet S.L.U.*
Tin	EM Vinto*
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals*
Tin	Gejiu Fengming Metallurgy Chemical Plant*
Tin	Gejiu Jinye Mineral Company*
Tin	Gejiu Kai Meng Industry and Trade LLC*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*
Tin	HuiChang Hill Tin Industry Co., Ltd.*
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tin	Laibin Huaxi Smelter Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Melt Metais e Ligas S.A.*
Tin	Metallic Resources, Inc.*
Tin	Metallo-Chimique N.V.*
Tin	Minsur*

Metal	Smelter or Refiner Name
Tin	Modeltech Sdn Bhd
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Tin	Operaciones Metalurgical S.A.*
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT Bukit Timah*
Tin	PT Cipta Persada Mulia*
Tin	PT DS Jaya Abadi*
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Inti Stania Prima*
Tin	PT Justindo
Tin	PT Karimun Mining*
Tin	PT Kijang Jaya Mandiri*
Tin	PT Lautan Harmonis Sejahtera*
Tin	PT Mitra Stania Prima*
Tin	PT O.M. Indonesia*
Tin	PT Panca Mega Persada*
Tin	PT Prima Timah Utama*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Timah (Persero) Tbk Mentok*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama*
Tin	PT WAHANA PERKIT JAYA*
Tin	Rui Da Hung*

Metal	Smelter or Refiner Name
Tin	Soft Metais Ltda.*
Tin	Thaisarco*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC*
Tin	White Solder Metalurgia e Mineração Ltda.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*
Tin	Yunnan Tin Group (Holding) Company Limited*
Tungsten	A.L.M.T. Corp.*
Tungsten	ACL Metais Eireli
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Tungsten	Buffalo Tungsten
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Exotech Inc.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.*
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tungsten	H.C. Starck Tungsten GmbH*
Tungsten	Hunan Chenzhou Mining Co., Ltd.*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Tungsten	Hydrometallurg, JSC*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*
Tungsten	Kennametal Fallon*

Metal	Smelter or Refiner Name
Tungsten	Kennametal Huntsville*
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Moliren Ltd*
Tungsten	Niagara Refining LLC*
Tungsten	Nippon Tungsten (Shanghai) Commerce Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing* LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.*
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tungsten	Unecha Refractory Metals Plant*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Woltech Korea Co., Ltd.*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*

*Smelter or refiner certified by the CFSI, LBMA or RJC

ANNEX II
Countries of Origin

Argentina	Australia
Austria	Belarus
Belgium	Bolivia
Brazil	Cambodia
Canada	Chile
China	Colombia
Congo (Brazzaville)	Czech Republic
Djibouti	DRC - Congo (Kinshasa)
Ecuador	Egypt
Ethiopia	France
Germany	Guyana
Hong Kong	India
Indonesia	Ireland
Israel	Italy
Japan	Jersey
Kazakhstan	Korea, Republic of
Laos	Luxembourg
Madagascar	Mexico
Mongolia	Mozambique
Myanmar	Netherlands
Niger	Nigeria
Papua New Guinea	Peru
Portugal	Russian Federation
Sierra Leone	Singapore
Slovakia	South Africa
South Sudan	Spain
Suriname	Switzerland
Taiwan	Thailand
Turkey	United Arab Emirates
United Kingdom	United States
Vietnam	Zambia
Zimbabwe